Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CCUR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2735766
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4375 River Green Parkway, Suite 210, Duluth, Georgia	30096
(Address of Principal Executive Offices)	(Zip Code)

CCUR Holdings, Inc. Amended and Restated

2011 Stock Incentive Plan
(Full title of the plan)

Heather Asher

General Counsel

CCUR Holdings, Inc.

4375 River Green Parkway

Duluth, Georgia 30096
(Name and address of agent for service)

(678) 258-4098

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	900,000 shares	$3.415	$3,073,500	$372.51

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of common stock that become issuable under the above-named plan by reason of any stock split, stock dividend or other similar transaction.

(2)	The common stock of the registrant is presently listed for trading on the OTCQB Venture Market under the symbol “CCUR”. Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, based upon the average of the high ($3.46) and low ($3.37) prices as reported by the OTCQB Venture Market on December 14, 2018.

EXPLANATORY NOTE

This registration statement on Form S-8 registers 900,000 additional shares of the registrant’s common stock, which shares of common stock are of the same class as other shares of common stock for which a registration statement on Form S-8 relating to the CCUR Holdings, Inc. Amended and Restated 2011 Stock Incentive Plan (such plan, formerly known as the Concurrent Computer Corporation 2011 Stock Incentive Plan) (the “Plan”) is effective. Accordingly, pursuant to General Instruction E to Form S-8, the registrant hereby incorporates by reference herein the contents of such registration statement on Form S-8 (Registration No. 333-199658) (the “Prior Registration Statement”) and deems such contents to be a part hereof, except as otherwise updated or modified by this registration statement. After the filing of the Prior Registration Statement, the Plan was amended on February 8, 2018 solely to reflect the registrant’s name change to CCUR Holdings, Inc. and on November 8, 2018 to increase the number of shares authorized under the Plan by 900,000 shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The contents of the Prior Registration Statement are incorporated by reference into this Registration Statement. In addition, the following documents filed by the registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this registration statement:

•	the registrant’s Annual Report on Form 10-K for the year ended June 30, 2018;

•	the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018;

•	the registrant’s Current Report on Form 8-K filed on November 13, 2018; and

•	the description of the registrant’s Class A common stock contained in the registrant’s registration statement on Form 8-A, as amended, filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those Current Reports on Form 8-K which “furnish” information pursuant to Item 2.02 or Item 7.01 of such report and exhibits furnished in connection therewith), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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Item 6.	Indemnification of Directors and Officers.

Set forth below is a description of certain provisions of the registrant’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the registrant’s Amended and Restated By-laws (the “Amended and Restated By-laws”) and the General Corporation Law of the State of Delaware (the “DGCL”), as such provisions relate to the indemnification of the directors and officers of the registrant. This description is intended only as a summary and is qualified in its entirety by reference to the Certificate of Incorporation, the Amended and Restated Bylaws and the DGCL.

Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful, except that, in the case of an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. The Amended and Restated By-laws provide that the registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the registrant) by reason of the fact that he is or was a director, officer, employee or agent of the registrant, or is or was serving, at the request of the registrant, another registrant, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments and fines actually imposed or reasonably incurred by him or her in connection with such action, suit or proceeding unless in any proceeding he or she shall be finally adjudged not to have acted in good faith in the reasonable belief that his action was in the best interests of the registrant. The Amended and Restated By-laws also provide that no indemnification shall be provided thereunder to the extent then prohibited by applicable law.

Section 102(b)(7) of the DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payment of dividends or purchase or redemption of shares; or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation provides that directors shall not be liable for monetary damages resulting from a breach of their fiduciary duties, except for liability for any of the following: (1) any breach of the duty of loyalty to us and our stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) as provided under Section 174 of the DGCL (which provides that directors are personally liable for unlawful dividends or unlawful stock repurchases or redemptions); or (4) any transaction from which a director personally derived any improper personal benefit. If the DGCL is amended after approval by the stockholders to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of any of the registrant’s directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended from time to time. Any repeal or modification of the indemnity provisions of the Certificate of Incorporation shall not increase the personal liability of any of the Registrant’s directors for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of any of our directors existing hereunder prior to the time of such repeal or modification.

Section 145 of the DGCL also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation. The registrant maintains directors’ and officers’ liability insurance for its directors and officers. The registrant has also executed indemnification agreements with its officers and directors pursuant to which the Company will indemnify such persons for certain expenses incurred in any threatened, pending or completed action, suit or proceeding to the fullest extent permitted by the Certificate of Incorporation, Amended and Restated By-laws and DGCL or other applicable law and to any greater extent that applicable law may in the future from time to time permit.

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Item 8.	Exhibits.

See the “Exhibit Index,” which follows the signature pages to this registration statement and is herein incorporated by reference.

Item 9.	Undertakings.

The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Raleigh, state of North Carolina on this 21st day of December, 2018.

CCUR HOLDINGS, INC.

By:	/s/ Wayne Barr, Jr.
Wayne Barr, Jr.
Interim President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above named registrant, by his execution hereof, hereby constitutes and appoints Wayne Barr and Heather Asher, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things for him, and in his name, place and stead, to execute any and all amendments (including post-effective amendments) to such registration statement and any related registration statement (or amendment thereto) pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Securities and Exchange Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, or their substitutes, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacity indicated on 21st day of December, 2018.

Signature	Title

/s/ Wayne Barr, Jr.	Executive Chairman of the Board
Wayne Barr

/s/ Wayne Barr, Jr.	Interim President and Chief Executive Officer and Director
Wayne Barr, Jr.	(Principal Executive Officer)

/s/ Warren Sutherland	Chief Financial Officer
Warren Sutherland	(Principal Financial Officer and Principal Accounting Officer)

/s/ David Nicol	Director
David Nicol

/s/ Steven G. Singer	Director
Steven G. Singer

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EXHIBIT INDEX

Exhibit No	Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-2 (File No. 33-62440)).

4.2	Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant (incorporated by reference to the Registrant’s Proxy on Form DEFR14A filed on June 2, 2008 (File No. 001-13150)).

4.3	Certificate of Amendment to its Restated Certificate of Incorporation of the Registrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on June 30, 2011 (File No. 000-13150)).

4.4	Amended and Restated Bylaws of the Registrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 9, 2011 (File No. 000-13150)).

4.5	Certificate of Correction to Restated Certificate of Incorporation of the Registrant (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002 (File No. 000-13150)).

4.6	Amended Certificate of Designations of Series A Participating Cumulative Preferred Stock (incorporated by reference to the Form 8-A/A, dated August 9, 2002) (File No. 000-13150).

4.7	Amendment to Amended Certificate of Designations of Series A Participating Cumulative Preferred Stock (incorporated by reference to the Form 8-A/A, dated August 9, 2002) (File No. 000-13150).

4.8	Certificate of Designations of Series B Preferred Stock (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on March 1, 2016).

4.9	Certificate of Amendment to the Restated Certificate of Incorporation of Registrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on November 7, 2016).

4.10	Certificate of Elimination of Series B Participating Preferred Stock of Registrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on November 7, 2016).

4.11	Certificate of Amendment to the Restated Certificate of Incorporation of Registrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 31, 2017).

4.12	Amended and Restated Bylaws of the Registrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 5, 2018).

4.13	Certificate of Amendment to Restated Certificate of Incorporation dated as of January 2, 2018 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 5, 2018).

4.14	Form of Common Stock Certificate (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2003 (File No. 000-13150)).

4.15	Certificate of Amendment to Restated Certificate of Incorporation dated as of November 8, 2018 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on November 13, 2018).

4.16	Form of Series B Participating Preferred Stock Certificate (incorporated by reference to the Registrant’s Registration Statement on Form 8-A (File No. 001-37706)).

5.1*	Opinion of Heather Asher, general counsel of the Registrant.

10.1	CCUR Holdings, Inc. Amended and Restated 2011 Stock Incentive Plan (incorporated by reference from Appendix B to the Definitive Proxy Statement on Schedule 14A filed on October 15, 2018) (File No. 001-13395)

23.1*	Consent of Marcum LLP

23.2*	Consent of Heather Asher, general counsel of the Registrant (included in Exhibit 5.1).

23.3*	Consent of Deloitte & Touche LLP

24.1*	Powers of Attorney (included on signature pages).

*       Filed herewith

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